                                                                    EXHIBIT 21.1

                               AMERICREDIT CORP.

                        SUBSIDIARIES OF THE REGISTRANT


                                                         STATE OR
                                                        PROVINCE OF
SUBSIDIARY                               OWNERSHIP %   INCORPORATION
----------                               -----------   -------------

AmeriCredit Operating Co., Inc.              100%       Delaware

AmeriCredit Financial Services, Inc.         100%       Delaware

ACF Investment Corp.                         100%       Delaware

AmeriCredit Premium Finance, Inc.            100%       Delaware

AFS Funding Corp.                            100%       Nevada

AmeriCredit Receivables Finance Corp.        100%       Delaware

AmeriCredit Receivables Finance Corp.
  1995-A                                     100%       Delaware

Americredit Corporation of California        100%       California

CP Funding Corp.                             100%       Nevada

AmeriCredit Financial Services of
  Canada Ltd.                                100%       Ontario